EXHIBIT (p)(8)



                              RIVERBRIDGE PARTNERS
                                RULES OF CONDUCT
                                 CODE OF ETHICS
                                 --------------

                            Adopted September 1, 2004

All employees should conduct themselves with integrity and dignity and act in an ethical manner in their dealings with the public, clients, customers, employers, employees and fellow analysts.

All employees should conduct themselves and should encourage others to practice financial analysis in a professional and ethical manner that will reflect credit on themselves and their profession.

All employees should act with competence and should strive to maintain and improve their competence and that of others in the profession.

All employees should use proper care and exercise independent professional judgment.

                      THE STANDARDS OF PROFESSIONAL CONDUCT

I.       COMPLIANCE WITH GOVERNING LAWS AND REGULATIONS AND THE CODE AND
         STANDARDS

    A.   Required Knowledge and Compliance

         All employees shall maintain knowledge of and shall comply with all applicable laws, rules, and regulations of any government, governmental agency, and regulatory organization governing their professional, financial, or business activities, as well as with these Standards of Professional Conduct and the accompanying Code of Ethics.

    B.   Prohibition Against Assisting Legal and Ethical Violations

         All employees shall not knowingly participate in, or assist, any acts in violation of any applicable law, rule, or regulation of any government, governmental agency, or regulatory organization governing their professional, financial, or business activities, nor any act which would violate any provision of these Standards of Professional Conduct or the accompanying Code of Ethics.

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    C.   Prohibition Against Use of Material Nonpublic Information

         All employees shall comply with all laws and regulations relating to the use and communication of material nonpublic information. All employees duties are generally defined as to not trade while in possession of, nor communicate, material nonpublic information in breach of a duty, or if the information is misappropriated.

         Duties under the Standard include the following: (1) If the employee acquires such information as a result of a special or confidential relationship with the issuer or others, they shall not communicate the information (other than within the relationship), or take investment action on the basis of such information, if it violates that relationship. (2) If the employee is not in a special or confidential relationship with the issuer or others, they shall not communicate or act on material nonpublic information if they know, or should have known, that such information (a) was disclosed to them, or would result in a breach of a duty, or (b) was misappropriated.

         If such a breach of duty exists, the employee shall make reasonable efforts to achieve public dissemination of such information. Any questions with relation to prohibited use of such information should be directed to the Compliance Officer.

    D.   Responsibilities of Supervisors

         All employees with supervisory responsibility shall exercise reasonable supervision over those subordinate employees subject to their control, to prevent any violation by such persons of applicable statutes, regulations, or provisions of the Code of Ethics or Standards of Professional Conduct. In so doing the employee is entitled to rely upon reasonable procedures established by his/her employer.


II.      RESEARCH REPORTS, INVESTMENT RECOMMENDATIONS AND ACTIONS

    A.   Reasonable Basis and Representations

         1. All employees shall exercise diligence and thoroughness in making an investment recommendation to others or in taking an investment action for

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              others.

         2. All employees shall have a reasonable and adequate basis for such recommendations and actions, supported by appropriate research and investigation.

         3. All employees shall make reasonable and diligent efforts to avoid any material misrepresentation in any research report or investment recommendation.

         4. All employees shall maintain appropriate records to support the reasonableness of such recommendations and actions.

    B.   Research Reports

         1. All employees shall use reasonable judgment as to the inclusion of relevant factors in research reports.

         2. All employees shall distinguish between facts and opinions in research reports.

         3. All employees shall indicate the basic characteristics of the investment involved when preparing for general public distribution a research report that is not directly related to a specific portfolio or client.

    C.   Portfolio Investment Recommendations and Actions

         1. All employees shall, when making an investment recommendation or taking an investment action for a specific portfolio or client, consider its appropriateness and suitability for such portfolio or client. In considering such matters, all employees shall take into account (a) the needs and circumstances of the client, (b) the basic characteristics of the investment involved, and (c) the basic characteristics of the total portfolio. All employees shall use reasonable judgment to determine the applicable relevant factors.

         2. All employees shall distinguish between facts and opinions in the presentation of investment recommendations.

         3. All employees shall disclose to clients and prospective clients the basic format and general principles of the investment processes by which

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              securities are selected and portfolios are constructed and shall promptly disclose to clients any changes that might significantly affect those processes.

    D.   Prohibition Against Plagiarism

         All employees shall not, when presenting material to their employer, associates, customers, clients, or the general public, copy or use in substantially the same form material prepared by other persons without acknowledging its use and identifying the name of the author or publisher of such material. The employee may, however, use without acknowledgment factual information published by recognized financial and statistical reporting services or similar sources.

    E.   Prohibition Against Misrepresentation of Services

         All employees shall not make any statements, orally or in writing, which misrepresent (1) the services that the employee or their firm is capable of performing for the client, (2) the qualifications of such employee or his/her firm, or (3) the expected performance of any investment.

         All employees shall not make, orally or in writing, explicitly or implicitly, any assurances about or guarantees of any investment or its return except communication of accurate information as to the terms of the investment instrument and the issuer's obligations under the instrument.

    F.   Performance Presentation Standards

         1. All employees shall not make any statements, oral or written, which misrepresent the investment performance that the employee or their firm has accomplished or can reasonably be expected to achieve.

         2. If an employee communicates directly or indirectly individual or firm performance information to a client or prospective client, or in a manner intended to be received by a client or prospective client ("Performance Information"), the employee shall make every reasonable effort to assure that such performance information is a fair, accurate and complete presentation of such performance.

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         3.   The firm has adopted and all employees shall use the Global
              Investment Performance Standards (GIPS).

         4. If Performance Information complies with the Global Investment Performance Standards (GIPS), the employee shall be presumed to be in compliance with III.F.2. above.

    G.   Fair Dealing with Customers and Clients

         All employees shall act in a manner consistent with their obligation to deal fairly with all customers and clients when (1) disseminating investment recommendations, (2) disseminating material changes in prior investment advice, and (3) taking investment action.


III.     PRIORITY OF TRANSACTIONS

         All employees shall conduct themselves in such a manner that transactions for their customers, clients, and employer have priority over transactions in securities or other investments of which they are the beneficial owner, and so that transactions in securities or other investments in which they have such beneficial ownership do not operate adversely to their interests. Employees of Riverbridge may allow Riverbridge to manage their personal accounts in accordance to Riverbridge portfolio models provided they have relinquished all trading authority to Riverbridge. The employee accounts managed by Riverbridge will participate with clients in a particular transaction, and will not receive preferential treatment over the clients in the execution of this transaction.

         For purposes of these Standards of Professional Conduct, an employee is a "beneficial owner" if they directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities or the investment.


IV.      DISCLOSURE OF CONFLICTS

         All employees, when making investment recommendations, or taking investment actions, shall disclose to their customers and clients any material conflict of interest relating to them and any material beneficial ownership of

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         the securities or other investments involved that could reasonably be expected to impair their ability to render unbiased and objective advice.

         All employees shall disclose to their employer all matters that could reasonably be expected to interfere with their duty to the employer, or with their ability to render unbiased and objective advice.

         All employees shall also comply with all requirements as to disclosure of conflicts of interest imposed by law and by rules and regulations or organizations governing their activities and shall comply with any prohibitions on their activities if a conflict of interest exists.


V.       COMPENSATION

    A.   Disclosure of Additional Compensation Arrangements

         All employees shall inform their customers, clients, and employer of compensation or other benefit arrangements in connection with their services to them that are in addition to compensation from them for such services.

    B.   Disclosure of Referral Fees

         All employees shall make appropriate disclosure to a prospective client or customer of any consideration paid or other benefit delivered to others for recommending their services to that prospective client or customer.

    C.   Duty to Employer

         All employees shall not undertake independent practice that could result in compensation or other benefit in competition with their employer unless they have received written consent from both their employer and the person for whom they undertake independent employment.


VI.      RELATIONSHIPS WITH OTHERS

    A.   Preservation of Confidentiality

         All employees shall preserve the confidentiality of information communicated by the client concerning matters within the scope of the confidential

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         relationship, unless the employee receives information concerning illegal activities on the part of the client. All employees shall follow the policies and procedures for safeguarding Riverbridge controlled property, including confidential information.

    B.   Maintenance of Independence and Objectivity

         All employees, in relationships and contacts with an issuer of securities, whether individually or as a member of a group, shall use particular care and good judgment to achieve and maintain independence and objectivity.

    C.   Fiduciary Duties

         All employees, in relationships with clients, shall use particular care in determining applicable fiduciary duty and shall comply with such duty as to those persons and interests to whom it is owed.


VII.     PROFESSIONAL MISCONDUCT

         All employees shall not (1) commit a criminal act that upon conviction materially reflects adversely on his/her honesty, trustworthiness or fitness as an employee in other respects, or (2) engage in conduct involving dishonesty, fraud, deceit or misrepresentation.


VIII.    GIFTS

         No employee shall accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of Riverbridge. An employee may entertain or be entertained by a person or entity that does business with or on behalf of Riverbridge if the person or entity is also in attendance. An employee should consult with the Chief Compliance Officer with any questions or concerns before the entertainment event.


IX.      SERVICE AS A DIRECTOR

         No employee shall serve on the board of directors of any publicly traded companies, without prior written authorization from Riverbridge. Riverbridge

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         will authorize board service only if it determines that such board service is consistent with the interest of its clients. If Riverbridge authorizes board service, it shall do so subject to appropriate safeguards, including in most cases "Chinese Walls" or other procedures to isolate the employee from the making of investment decisions related to the company on whose board the employee serves.


                       POLICY STATEMENT ON INSIDER TRADING


    A.   INTRODUCTION

         Riverbridge seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients is something we should value and endeavor to protect. To further that goal, this Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

         Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

         Regardless of whether a government inquiry occurs, Riverbridge views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including dismissal.

    B.   SCOPE OF THE POLICY STATEMENT


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         This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. THIS POLICY STATEMENT APPLIES TO SECURITIES TRADING AND INFORMATION HANDLING BY ALL EMPLOYEES OF RIVERBRIDGE (INCLUDING SPOUSES, MINOR CHILDREN AND ADULT MEMBERS OF THEIR HOUSEHOLDS).

         The law on insider trading is unsettled; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to the Policy Statement to the firm's Compliance Officer (CO), or to the firm's Chief Investment Officer (CIO). You must also notify the CO or the CIO immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

    C.   POLICY STATEMENT ON INSIDER TRADING

         No person to whom this Policy Statement applies, including you, may TRADE, either personally or on behalf of others (such as for any accounts managed by Riverbridge), while in possession of material, nonpublic information; nor may such Riverbridge employees COMMUNICATE material, nonpublic information to others in violation of the law. This section reviews principles important to the Policy Statement.

         1.   WHAT IS MATERIAL INFORMATION?
              Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" text exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the CO or the CIO.

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                  Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

                  Material information also may relate to the MARKET for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, pre-publication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on pre-publication information about the WALL STREET JOURNAL'S HEARD ON THE STREET column.

              2.  WHAT IS NONPUBLIC INFORMATION?
                  Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or the WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

              3.  IDENTIFYING INSIDE INFORMATION
                  Before executing any trade for yourself or others, including all accounts managed by Riverbridge, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

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                  i.   Report the information and proposed trade immediately to
                       the CO.

                  ii. Do not purchase or sell the securities on behalf of yourself or others, including all accounts managed by Riverbridge.

                  iii. Do not communicate the information inside or outside
                       Riverbridge, other than to the CO or the CIO.

                  iv. After the CO has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm should take.

                       You should consult with the CO before taking any action. This degree of caution will protect you, your clients and the firm.

              4.  CONTACTS WITH PUBLIC COMPANIES
                  For Riverbridge, contacts with public companies represent an important part of our research efforts. Riverbridge may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, a Riverbridge employee or other persons subject to this Policy Statement becomes aware of MATERIAL, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, Riverbridge must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the CO or the CIO immediately if you believe that you may have received material, nonpublic information.

              5.  TENDER OFFERS

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                  Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Riverbridge employees and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

    D.   GENERAL COMMENTS
              1.  TO WHOM THE POLICY STATEMENT APPLIES
                  Section 204A of the Investment Advisers Act of 1940 requires investment advisers that make and keep records pursuant to
                  Section 204 of the Investment Advisers Act to establish, maintain and enforce written policies and procedures to prevent the misuse of material, nonpublic information "by any person associated with such investment adviser". Therefore, all employees of Riverbridge are subject to this Policy Statement.


















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                             PROCEDURES TO IMPLEMENT
                     THE POLICY STATEMENT ON INSIDER TRADING

A.       PROCEDURES TO IMPLEMENT RIVERBRIDGE'S POLICY AGAINST INSIDER TRADING

         The following procedures have been established to aid the employees of Riverbridge to avoid insider trading, and to aid Riverbridge in preventing, detecting and imposing sanctions against insider trading. Every employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Compliance Officer (CO).

1. PERSONAL SECURITIES TRADING

         All employees shall complete a PERSONAL SECURITY TRANSACTION REPORT (see attached) prior to effecting securities transactions. A prohibited trading period exists as employees must obtain approval prior to trading issues whose price may be materially impacted (market capitalization under $2 billion) and will not be allowed to execute these trades in their accounts if Riverbridge is aware of pending client orders that are greater than 20% of the last 10 day average trading volume. Those individuals charged with approving transaction requests shall promptly notify the employee of clearance or denial of clearance to trade. All employees shall complete a PERSONAL SECURITY TRANSACTION REPORT for each transaction in which they, their families (including the spouse, minor children and adults living in the same household as the employee), or trust of which they are trustees or in which they have a beneficial interest, are parties. Employees of Riverbridge that have allowed Riverbridge to manage their personal accounts in accordance to Riverbridge portfolio models, and have relinquished all trading authority to Riverbridge, are not required to complete a PERSONAL SECURITY TRANSACTION REPORT prior to effecting securities transactions as the employee will not be aware of the execution for the transaction until after completion.

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         When contemplating personal transactions, Riverbridge employees should be aware of the following:

         1. All employees of Riverbridge have the duty to, at all times, place the interest of the client first.


         2. All employees of Riverbridge shall handle his or her personal securities transaction in such a manner as to avoid any actual or potential conflict of interest or any abuse of position of trust and responsibility.

         3. *All security transactions with market caps under $2 billion must be pre-cleared, and Riverbridge employees are not allowed to execute personal trades in these securities if Riverbridge is aware of pending client orders that are greater than 20% of the last 10 day average trading volume.

         4. *Riverbridge employees are discouraged from engaging in short-term trading strategies.

         5. On a quarterly basis, all employee trades are recorded by the Compliance Department with the employee certifying that all trades are inclusive. On an annual basis, all employees will certify their personal security holdings.

         6. No employee shall acquire any securities in an initial public offering.

         7.       No private placements without advance approval.

         8.       No use of inside information.

         9.       No non-retail relationships with broker/dealers.

         10.      No preferential treatment due to Riverbridge employment.


         *Exemption to above
         1) Bona fide emergency need; pre-clearance is still necessary

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         All employees shall cause the executing broker of personal security transactions to send a hard copy confirm to the attention of the Compliance Officer of Riverbridge.

         Monthly statements shall also be sent to the Compliance Officer of Riverbridge.


2. HIGH-RISK TRADING ACTIVITIES

         Certain high-risk trading activities, if used in the management of a Riverbridge employee's personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action necessary to close out the transactions may become prohibited while the transactions are pending. Examples of such activities include short sales of common stock and trading in derivative instruments such as option contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. Riverbridge employees should understand that short sales and trading in derivative instruments involve special risks - derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed by each employee to Riverbridge may heighten those risks. For example, if Riverbridge becomes aware of material, nonpublic information about the issuer of the underlying securities, Riverbridge employees may find themselves "frozen" in a position in a derivative security. Riverbridge will not bear any losses resulting in personal accounts through the implementation of this Policy Statement.


3. RESTRICTIONS ON DISCLOSURES

         Riverbridge employees shall not disclose any nonpublic information (whether or not it is material) relating to Riverbridge or its securities transactions to any person outside Riverbridge (unless such disclosure has been authorized by Riverbridge). Material, nonpublic information may not be communicated to anyone, including persons within Riverbridge, except as provided for in

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         Riverbridge's Policy Statement on Insider Trading. Such information must be secured. For example, access to files containing material, nonpublic information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private (for example, NOT by cellular telephone, to avoid potential interception).


4. ACKNOWLEDGMENT

         All employees shall certify annually that they have read and understand this Code of Ethics and recognize that they are subject to it.

         All employees shall certify annually that they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

















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                            RIVERBRIDGE PARTNERS, LLC
                                 ACKNOWLEDGMENT




I have read and understand the Riverbridge Partners RULES OF CONDUCT-CODE OF ETHICS and POLICY STATEMENT ON INSIDER TRADING. I certify that I have, to date, complied and will continue to comply with these RULES and POLICY. I understand that any violation of the above may lead to sanctions, including dismissal.


__________________________________                   ____________________
Signature                                            Date

__________________________________
Name

























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